EXHIBIT 25.1






                                       FIGGIE INTERNATIONAL INC.

                                           POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that Figgie International Inc. hereby constitutes and appoints Steven L. Siemborski, L.A. Harthun and Douglas A. Neary, or any one or more of them, its attorneys-in-fact and agents, each with full power of substitution and resubstitution for it in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting onto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, this Power of Attorney has been signed at Cleveland, Ohio on December 1, 1994.

                                                 FIGGIE INTERNATIONAL INC.



                                         By:
                                         L.A. Harthun, Senior Vice President
                                         General Counsel and Secretary

                                                                 EXHIBIT 25.1
                                                                 (Continued)



                             FIGGIE INTERNATIONAL INC.

                               Certified Resolution

  I, L. A. HARTHUN, Senior Vice President, General Counsel and Secretary of Figgie International Inc., a Delaware corporation (the "Company"), do hereby certify that the following is a true copy of a resolution adopted by the Board of Directors on October 19, 1994, and that the same has not been changed and remains in full force and effect:

    RESOLVED, that Steven L. Siemborski, L.A. Harthun and Douglas A. Neary, be, and each of them hereby is appointed as the attorney of the Company with the full power of substitution and resubstitution for and in the name, place and stead of the Company to sign, attest and file the Registration Statement on Form S-8, or any other appropriate form that may be used from time to time, with respect to the issue and sale of the Shares of Class A Common Stock issuable under the Plan, and any and all amendments, post-effective amendments and exhibits to the Registration Statement and any and all applications or other documents to be filed with the Commission or any national securities exchange pertaining to the listing thereon of the Shares of Class A Common Stock issuable under the Plan, covered by such Registration Statement or pertaining to such registration and any and all applications or other documents to be filed with any governmental or private agency or official relative to the issuance of said Shares of Class A Common Stock issuable under the Plan, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary to be done in the premises, hereby ratifying and approving the acts of such attorneys or any such substitute or substitutes and, without implied limitation, including in the above authority to do the foregoing on behalf and in the name of any duly authorized officer of the Company; an the Secretary of the Company is hereby authorized and directed for and on behalf of the Company to execute a Power of Attorney evidencing the foregoing appointment.



                                        L.A. Harthun, Senior Vice President,
                                        General Counsel and Secretary

Dated:  December 1, 1994